Exhibit 23.3


                          Consent of Austin M. O'Toole

         The consent of AUSTIN M. O'TOOLE, Esq., Senior Vice President and Secretary of The Coastal Corporation, is contained in his opinion filed as
Exhibit 5 to this Registration Statement.